Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Tornado Gold International Corp.
8600 Technology Way, Suite 118
Reno, Nevada 89521

We consent to the use in this Registration Statement on Form SB-2 of our report dated March 31, 2006, relating to the financial statements of Tornado Gold International Corp. and to the reference of our firm under the headings "Experts."

/s/ Jonathon P. Reuben C.P.A.

Jonathon P. Reuben, C.P.A. An Accountancy Corporation Torrance, CA 90505 December 28, 2006